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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cigna Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIGNA Files 2008 Definitive Proxy Statement

        PHILADELPHIA, March 20, 2008/Business Wire/—CIGNA Corporation (NYSE: CI) announced today that it has filed its definitive 2008 Proxy Statement with the Securities and Exchange Commission and has begun mailing its 2008 Proxy Statement and 2007 Annual Report to the Company's shareholders. The proxy statement and annual report can also be viewed on CIGNA's website at http://www.cigna.com/about_us/investor_relations/recent_disclosures.html.

        The proxy statement includes information about CIGNA's annual meeting of shareholders, to be held on April 23, 2008 and the following items of business that will be submitted for shareholder vote: (1) the election of four directors for terms expiring in April 2011; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2008; (3) approval of the amendment of Article Fourth of the Company's Restated Certificate of Incorporation; (4) approval of the amendment of Article Fifth of the Company's Restated Certificate of Incorporation; and (5) approval of the amendment of Article Tenth of the Company's Restated Certificate of Incorporation.

        The proposed amendments to Article Fourth of the Company's Restated Certificate of Incorporation would eliminate the provisions that relate to the Company's Junior Participating Preferred Stock Series D, which was created for issuance under the Company's Shareholder Rights Agreement, which expired in August 2007.

        The proposed amendments to Articles Fifth and Tenth would provide for a simple majority voting requirement to replace the 80% supermajority voting requirement relating to amendment of the by-laws by the Company's shareholders (other than an amendment to the provision of the by-laws concerning number, qualifications, election and term of office for CIGNA's Board of Directors) and (2) certain business combinations.

        The Company recommends that its shareholders vote for each of management's proposals, including the proposed amendments to CIGNA's Restated Certificate of Incorporation, and encourages each of its shareholders to vote their shares of CIGNA stock.

About CIGNA

        CIGNA (NYSE: CI) provides employers with benefits, expertise and services that improve the health, well-being and productivity of their employees. With approximately 47 million covered lives in the United States and around the world, CIGNA's operating subsidiaries offer a full portfolio of medical, dental, behavioral health, pharmacy and vision care benefits and group life, accident and disability insurance. www.cigna.com.

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CIGNA Files 2008 Definitive Proxy Statement